UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2026

CORMEDIX INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 Interpace Parkway, Suite 450 Parsippany, NJ	07054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 23, 2026, CorMedix Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on the following proposals at the Annual Meeting, casting their votes as described below. For more information about the following proposals, please see the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 28, 2026 (the “Proxy Statement”).

Proposal No. 1 - Election of Directors. The following individuals, each of whom was named as a nominee in the Proxy Statement, were elected by the Company’s stockholders by a plurality of votes cast to serve on the Company’s board of directors until the Company’s 2027 annual meeting of stockholders. Information on the vote relating to each director standing for election is set forth below:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Janet Dillione	33,405,546	7,570,621	20,258,890
Gregory Duncan	38,658,138	2,318,029	20,258,890
Alan W. Dunton	38,000,071	2,976,096	20,258,890
Myron Kaplan	35,804,495	5,171,672	20,258,890
Steven Lefkowitz	38,578,630	2,397,537	20,258,890
Robert Stewart	38,529,620	2,446,547	20,258,890
Joseph Todisco	38,413,154	2,563,013	20,258,890

Proposal No. 2 - Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers for 2025. Proposal No. 2 was to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for 2025, as disclosed in the Proxy Statement. The proposal was approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,298,076	9,835,841	1,842,250	20,258,890

Proposal No. 3 - Ratification of Appointment of Independent Registered Public Accounting Firm. Proposal No. 3 was to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The proposal was approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN
59,398,171	1,481,251	355,635

 Proposal No. 4 – Ratification of the COD Amendments. Proposal No. 4 was to ratify the Certificate of Designation Amendments (as described in the Proxy Statement). The proposal was not approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,252,768	3,181,442	543,957	20,258,890

Proposal No. 5 – Amended and Restated Charter. Proposal No. 5 was to approve the amendments to the Company’s amended and restated Certificate of Incorporation (the “Charter”) to make technical changes (as described in the Proxy Statement). The proposal was not approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
38,146,624	2,400,082	431,461	20,258,890

 Proposal No. 6 – Class Voting. Proposal No. 6 was to approve an amendment to the Company’s Charter to update the approval process for amendments relating solely to the terms of one or more series of preferred stock by permitting such amendments to be approved by the holders of the applicable series, without a separate vote of common stockholders, to the extent permitted by Delaware law and provided that no changes are made to the terms of common stock. The proposal was not approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
29,985,141	10,594,755	396,271	20,258,890

 Proposal No. 7 – Exclusive Forum. Proposal No. 7 was to approve an amendment to the Company’s Charter to designate the exclusive forums in which certain claims relating to the Company may be brought. The proposal was not approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
36,892,460	3,676,570	407,137	20,258,890

 Proposal No. 8 – Updating Officer Liability Provisions as Permitted by Delaware Law. Proposal No. 8 was to approve an amendment to the Company’s Charter to limit certain officers’ personal liability for monetary damages for breaches of the duty of care, as permitted by Delaware law. The proposal was not approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
33,425,309	7,045,816	505,042	20,258,890

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: June 24, 2026	By:	/s/ Joseph Todisco
	Name:	Joseph Todisco
	Title:	Chief Executive Officer